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                                                                    Exhibit 11.1

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS

                                                            Year ended December 31,
                                                 --------------------------------------------
                                                     2000            1999            1998
                                                 ------------    ------------    ------------

Basic net income per share:
  Weighted-average shares outstanding               1,983,611       2,055,982       2,127,612
                                                 ============    ============    ============
  Net income per share                           $       1.91    $       1.33    $       1.30
                                                 ============    ============    ============

Diluted earnings per share:
  Weighted-average shares outstanding               1,983,611       2,055,982       2,127,612
  Dilutive warrants                                        --              --          61,806
  Dilutive stock options                                   --              --          27,794
  Repurchased under treasury stock method                  --              --         (51,418)
                                                 ------------    ------------    ------------
                                                    1,983,611       2,055,982       2,165,794
                                                 ============    ============    ============
Net income                                       $  3,787,000    $  2,725,000    $  2,769,000
Diluted net income per share                     $       1.91    $       1.33    $       1.28
                                                 ============    ============    ============

Note: Share and per share amounts adjusted for 20% stock dividend paid February 16, 2001


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